Exhibit 99.1

Pier 1 Imports, Inc. Updates Third Quarter Fiscal 2017 Financial Guidance

Announces Participation in Raymond James Boston Fall Investors Conference

FORT WORTH, Texas--(BUSINESS WIRE)--November 14, 2016--Pier 1 Imports, Inc. (NYSE:PIR) today updated its third quarter fiscal 2017 financial guidance to reflect recent business trends.

“Our merchandise, promotional and marketing initiatives are resonating well with our customers,” said Alex W. Smith, President and Chief Executive Officer. “Comparable sales quarter-to-date through October grew at a low single-digit rate. The election appears to have disrupted sales during the first ten days of November but we anticipate that sales trends will improve as we move through the month. We are seeing strength in our gross margin – a result of great merchandise, balanced promotional activity and efficiency improvements in the supply chain. Based on trends so far this quarter, we now expect our fiscal third quarter results to be at the high-end of our previously guided ranges for comparable and net sales, merchandise margin, earnings per share and adjusted earnings per share.”

Mr. Smith continued, “The critical days of the holiday season are still ahead of us and we are highly focused on strong execution of our holiday plans. We are seeing strength in all of our holiday categories, which bodes well for both sales and merchandise margin. Over the longer term, we will focus on the creation of unique merchandise assortments which define the Pier 1 Imports brand and continue to enhance our already significant omni-channel capabilities to help drive sales, expand market share and improve profitability.”

The Company will update its fourth quarter and full-year fiscal 2017 financial guidance when it reports results for the third quarter of fiscal 2017 in mid-December.

Raymond James Boston Fall Investors Conference

The Company also announced today that it is participating in the Raymond James Boston Fall Investors Conference being held November 15, 2016, at The State Room in Boston, Massachusetts. Alex W. Smith, President and Chief Executive Officer, and Jeffrey N. Boyer, Executive Vice President and Chief Financial Officer, will be meeting with investors during the conference. A copy of the presentation slides that will be discussed in the investor meetings will be made available that morning on the Company’s website, Pier1.com. The presentation slides can be accessed by selecting “About” on the homepage and linking through the “Investor Relations” page to the “Events” page.

Financial Disclosure Advisory

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to, favorable business trends and results during the first two months of the third quarter of fiscal 2017 not continuing into the third month of the quarter or the remainder of fiscal 2017, the fact that the Company’s third quarter financial closing procedures are not complete and therefore the Company’s actual results reported may differ from preliminary results, the effectiveness of the Company’s marketing campaigns, promotional strategies and customer databases, consumer spending patterns, inventory levels and values, the Company’s ability to implement planned cost control measures, expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency, changes in foreign currency values relative to the U.S. Dollar and the Company’s ability to retain a new CEO. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Investor Relations
Bryan Hanley, 817-252-6083